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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         INTELLIGENT SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

               GEORGIA                                     58-1964787
   (State or other jurisdiction of                       (IRS Employer
    incorporation or organization)                    Identification No.)

                              4355 Shackleford Road
                             Norcross, Georgia 30093
                    (Address of Principal Executive Offices)

    INTELLIGENT SYSTEMS CORPORATION NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                                J. Leland Strange
          Chairman of the Board, Chief Executive Officer and President
                         Intelligent Systems Corporation
                              4355 Shackleford Road
                             Norcross, Georgia 30093
                                 (770) 381-2900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    copy to:
                            David A. Wisniewski, Esq.
                         Sutherland Asbill & Brennan LLP
                          First Union Plaza, Suite 2300
                           999 Peachtree Street, N.E.

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
- ----------------------------------------------------------------------------------------------------------

                                        CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------
    Title Of Each                                  Proposed              Proposed
       Class Of                                     Maximum              Maximum
      Securities               Amount              Offering             Aggregate             Amount Of
        To Be                  To Be                 Price               Offering           Registration
      Registered             Registered            Per Unit               Price                  Fee
- ----------------------------------------------------------------------------------------------------------
Common Stock,                 200,000              $3.78 (1)           $756,000.00             $189.00
$.01 par value per
share
- ----------------------------------------------------------------------------------------------------------

(1) In accordance with SEC Rule 457(c), this amount represents the average of the high and low prices for our common stock on March 27, 2001, being a date within five business days prior to the date of the filing of this registration statement, as reported by The American Stock Exchange.
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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Intelligent Systems Corporation (the "Company") with the Securities and Exchange Commission:

a.       The Company's Annual Report on Form 10-K for the year ended December
31, 2000;

b. All other reports filed pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act of 1934") since December 31, 2000; and

c. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed November 15, 1991, pursuant to Section 12 of the Exchange Act of 1934, as amended by various reports and other documents filed pursuant to the Exchange Act of 1934.

All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 14-2-850, et. seq., of the Georgia Business Corporation Code (the "Code") authorizes the Company to indemnify its directors, officers, employees and agents in certain circumstances. Section 14-2-856 expressly allows the Company to provide, with shareholder approval, indemnification rights that are broader than otherwise provided under the Code. Article Eight of the Company's Bylaws provides for broader indemnification rights than expressly provided under the Code. The following is a summary of the material provisions of Article Eight.

Article Eight requires the Company to indemnify any director of the Company who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right the Company (a "Proceeding") because he or she is or was director, officer, employee, or agent of the Corporation, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding, provided, however, that no indemnification can be made for: (a) any appropriation by a director, in violation of the director's duties, of any business opportunity of the Company;
(b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832 of the Code (dealing with unlawful distributions); or (d) any transaction from which the director received an improper personal benefit. Article Eight also provides that, if the board approves, a Director may have expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) advanced to the Director prior to the final disposition of the Proceeding; provided that the Director furnishes the Company a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct


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and a written undertaking and agreement to repay to the Company any advances made if it is determined that the Director is not entitled to be indemnified by the Company for such amounts. The Company is also required to provide similar rights to each director who is or was serving as a director, officer, partner, trustee, employee or agent of (a) Intelligent Systems Master, L.P., INTS Management Company or any of their current or former affiliates, or (b) another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the Company's request.

The Board of Directors also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has not yet extended any such indemnification rights to any officers, employees or agents.

The Company, upon authorization by the Board of Directors, has the power to enter into an agreement or agreements providing to any person who was or is a director, officer, employee or agent of the Company, indemnification rights substantially the same as those provided under Article Eight. The Company has entered into an Indemnification Rights Agreement with each director of the Company.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against him or incurred by him in any such capacity, whether or not the Company would have the power to indemnify the Director against such liability under Article Eight.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
No.      Exhibit
- -------  -----------
4.1      Articles of Amendment to the Articles of Incorporation of the Company
         dated November 25, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated November 25, 1997).

4.2 Bylaws of the Company last amended June 6, 1997 (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form
         10-K/A for the year ended December 31, 1997).

4.3      Intelligent Systems Corporation Non-Employee Directors' Stock Option
         Plan.

5.1      Opinion of Sutherland Asbill & Brennan LLP.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Ernst and Young LLP.

23.3     Consent of Moody, Famiglietti and Andronico, LLP

23.4     Consent of Sutherland Asbill & Brennan LLP (contained in Exhibit 5.1)


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ITEM 9. UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by or furnished by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference herein.

b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction


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the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on April 2, 2001.

                                 INTELLIGENT SYSTEMS CORPORATION



                                     By:  /s/ J. Leland Strange
                                          -------------------------------------
                                              J. Leland Strange
                                              Chairman of the Board, President
                                              and Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signature                                                   Capacity                               Date
- ---------                                                   --------                               ----



/s/  J. Leland Strange                       Chairman of the Board, President,                     April 2, 2001
- -------------------------------------        Chief Executive Officer and Director
     J. Leland Strange                       (Principal Executive Officer)



/s/  Bonnie L. Herron                        Chief Financial Officer                               April 2, 2001
- -------------------------------------        (Principal Accounting and Financial Officer)
     Bonnie L. Herron



/s/  Donald A. McMahon                       Director                                              April 2, 2001
- -------------------------------------
     Donald A. McMahon



/s/  James V. Napier                         Director                                              April 2, 2001
- -------------------------------------
     James V. Napier



/s/  John B. Peatman                         Director                                              April 2, 2001
- -------------------------------------
     John B. Peatman



/s/  Parker H. Petit                         Director                                              April 2, 2001
- -------------------------------------
     Parker H. Petit


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EXHIBIT INDEX

Exhibit
No.      Exhibit
- -------  -------
4.1      Articles of Amendment to the Articles of Incorporation of the Company
         dated November 25, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated November 25, 1997).

4.2 Bylaws of the Company last amended June 6, 1997 (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form
         10-K/A for the year ended December 31, 1997).

4.3      Intelligent Systems Corporation Non-Employee Directors' Stock Option
         Plan.

5.1      Opinion of Sutherland Asbill & Brennan LLP.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Ernst and Young LLP.

23.3     Consent of Moody, Famiglietti & Andronico, LLP

23.4     Consent of Sutherland Asbill & Brennan LLP (contained in Exhibit 5.1)


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